SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 11, 2001



                             GRAPHON CORPORATION
              (Exact name of Registrant as specified in Charter)



          Delaware                    0-21683              13-3899021
(State or other jurisdiction of (Commission File No.)    (IRS Employer
      incorporation                                      Identification
                                                             Number)


400 Cochrane Circle, Morgan Hills, California                95037
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:   (408) 201-7100



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Item 5.  Other Events

      As previously reported, on March 8, 2000 we, together with Tianjin Development Holdings Ltd., a Hong Kong based, state-owned publicly traded conglomerate, formed GraphOn China Ltd. as an equally owned joint venture to market and sell our products in the People's Republic of China.

      On September 11, 2001, we and Tianjin terminated this joint venture by mutual agreement following our dissatisfaction both with its performance and its inability to significantly penetrate the PRC market. We do not expect such termination to negatively impact our operating results or financial position.

      We have established our own office in the PRC to market, sell and support our GO-Global(R) web enabling software products throughout Asia and have retained the services of the former president of GraphOn China Ltd. to lead our Asian marketing efforts, which will be conducted under the name "GraphOn Asia Pacific."

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:      September 20, 2001                  GRAPHON CORPORATION
                                                (Registrant)

                                          By:    /s/William Swain
                                                 --------------------
                                                William Swain
                                                Chief Financial Officer